Exhibit 99.14

NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                          PRO FORMA ADJUSTMENTS         PRO FORMA
                                                                                          ---------------------          GIVING
                                                                  YANKEE                               SHORT-TERM       EFFECT TO
                                                  PER BOOK        MERGER           SECURITIZATION         DEBT         ADJUSTMENTS
                                                -------------  -------------      ------------------  -------------    -------------

Utility Plant, at cost:
  Electric                                      $     38,215   $                  $                   $                $     38,215
    Less: Accumulated provision
      for depreciation                                15,536                                                                 15,536
                                                -------------  -------------      -------------       -------------    -------------
                                                      22,679              0                  0                   0           22,679
  Construction work in progress                          442                                                                    442
                                                -------------  -------------      -------------       -------------    -------------
    Total net utility plant                           23,121              0                  0                   0           23,121
                                                -------------  -------------      -------------       -------------    -------------

Current Assets:
  Cash                                                10,350                                                75,000 [1]       85,350
  Accounts receivable                                  5,563                                                                  5,563
  Accounts receivable from
    affiliated companies                              40,790                                                                 40,790
  Materials and supplies                              71,545                                                                 71,545
  Prepayments and other                                3,327                                                                  3,327
                                                -------------  -------------      -------------       -------------    -------------
                                                     131,575              0                  0              75,000          206,575
                                                -------------  -------------      -------------       -------------    -------------
Deferred Charges:
  Regulatory assets:
    Accumulated deferred income taxes                 40,428                                                                 40,428
    Deferred decommissioning costs -
       Millstone 1                                    44,315                                                                 44,315
  Other                                                8,272                                                                  8,272
                                                -------------  -------------      -------------       -------------    -------------
                                                      93,015              0                  0                   0           93,015
                                                -------------  -------------      -------------       -------------    -------------
    Total Assets                                $    247,711   $          0       $          0        $     75,000     $    322,711
                                                =============  =============      =============       =============    =============


NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                               PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                               ---------------------                     GIVING
                                                                  YANKEE                             SHORT-TERM         EFFECT TO
                                                  PER BOOK        MERGER         SECURITIZATION         DEBT           ADJUSTMENTS
                                                -------------  -------------    ------------------  -------------     -------------
Capitalization:
  Common stock                                  $         15   $                $                   $                $         15
  Capital surplus, paid in                            15,350                                                               15,350
  Retained earnings                                    1,965                                              (4,019)          (2,054)
  Accumulated other
    comprehensive income                                (121)                                                                (121)
                                                -------------  -------------    -------------       -------------    -------------
    Total common stockholder's equity                 17,209              0                0              (4,019)          13,190
                                                -------------  -------------    -------------       -------------    -------------
    Total capitalization                              17,209              0                0              (4,019)          13,190
                                                -------------  -------------    -------------       -------------    -------------

Current Liabilities:
  Notes payable to banks                                   0                                              75,000 [1]       75,000
  Notes payable to
    affiliated companies                              50,600                                                               50,600
  Accounts payable                                    32,923                                                               32,923
  Accounts payable to affiliated companies             9,458                                                                9,458
  Obligations under capital
     leases - current portion                          1,093                                                                1,093
  Accrued taxes                                        1,192                                              (2,679)[2]       (1,487)
  Accrued interest                                         0                                               6,698 [2]        6,698
  Accrued pension benefits                            74,758                                                               74,758
  Millstone 3 funding liability                       22,612                                                               22,612
  Other                                               17,284                                                               17,284
                                                -------------  -------------    -------------       -------------    -------------
                                                     209,920              0                0              79,019          288,939
                                                -------------  -------------    -------------       -------------    -------------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred investment
    tax credits                                          996                                                                  996
  Deferred credit - SFAS 109                           9,452                                                                9,452
  Other                                               10,134                                                               10,134
                                                -------------  -------------    -------------       -------------    -------------
                                                      20,582              0                0                   0           20,582
                                                -------------  -------------    -------------       -------------    -------------
    Total Capitalization and Liabilities        $    247,711   $          0     $          0        $     75,000     $    322,711
                                                =============  =============    =============       =============    =============


NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                               PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                               ---------------------                     GIVING
                                                                  YANKEE                             SHORT-TERM         EFFECT TO
                                                  PER BOOK        MERGER         SECURITIZATION         DEBT           ADJUSTMENTS
                                                -------------  -------------    ------------------  -------------     -------------
Operating Revenues                              $    369,076   $                $                   $                $    369,076
                                                -------------  -------------    -------------       -------------    -------------

Operating Expenses:
  Operation                                          241,921                                                              241,921
  Maintenance                                        108,719                                                              108,719
  Depreciation                                         1,343                                                                1,343
  Federal and state income taxes                         642                                                                  642
  Taxes other than income taxes                       11,617                                                               11,617
                                                -------------  -------------    -------------       -------------    -------------
      Total operating expenses                       364,242              0                0                   0          364,242
                                                -------------  -------------    -------------       -------------    -------------
Operating Income                                       4,834              0                0                   0            4,834
                                                -------------  -------------    -------------       -------------    -------------

Other (Loss)/Income:
  Other, net                                            (115)                                                                (115)
  Income taxes                                             0                                               2,679 [2]        2,679
                                                -------------  -------------    -------------       -------------    -------------
      Other (loss)/income, net                          (115)             0                0               2,679            2,564
                                                -------------  -------------    -------------       -------------    -------------
Income before interest charges                         4,719              0                0               2,679            7,398
                                                -------------  -------------    -------------       -------------    -------------

Interest Charges:
  Interest on long-term debt                             767                                                                  767
  Other interest                                       2,220                                               6,698 [2]        8,918
                                                -------------  -------------    -------------       -------------    -------------
    Interest charges                                   2,987              0                0               6,698            9,685
                                                -------------  -------------    -------------       -------------    -------------
Net Income/(Loss)                               $      1,732   $          0     $          0        $     (4,019)    $     (2,287)
                                                =============  =============    =============       =============    =============


NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                                         Debit             Credit
                                                                         -----             ------
SHORT-TERM DEBT ADJUSTMENTS:
  a) Cash                                                               75,000
          Notes payable to banks                                                          75,000

     To record the issuance of additional short-term debt.

  b) Other interest                                                      6,698
     Accrued taxes                                                       2,679
          Accrued interest                                                                 6,698
          Income taxes                                                                     2,679

     To record interest expense associated with increased level of short-term debt and related tax effect.